EXHBIT 10.11G

                                 SIXTH AMENDMENT
                                     TO THE
                     RECOTON CORPORATION CODE SECTION 401(k)
                     PROFIT SHARING PLAN AND TRUST AGREEMENT

          WHEREAS, the Recoton Corporation Code section 401(k) Profit Sharing Plan and Trust Agreement (the "Plan") was adopted by Recoton Corporation (the "Company"); and

          WHEREAS, Section 13.02 of the Plan permits the Company to amend the Plan; and

          WHEREAS, the Company now desires to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST: A new Appendix Article E is hereby added to the Plan, to read in its entirety as follows:

                                    "APPENDIX
                                    ARTICLE E

                         SPECIAL PROVISIONS RELATING TO
                         THE MERGER OF THE PLAN WITH THE
                              AAMP OF AMERICA, INC.
                           PROFIT SHARING PLAN & TRUST

               1. The AAMP of America, Inc. Profit Sharing Plan & Trust (the 'AAMP plan') shall be merged into, and be continued as part of, this Recoton Corporation Code section 401(k) Profit Sharing Plan and Trust Agreement (the 'Recoton Plan'), effective as of November 24, 1999.

               2. As of the date of the merger, the sum of the account balances in the AAMP Plan and the Recoton Plan immediately prior to the merger shall be equal to the fair market value (determined as of the date of the merger) of the entire assets of the Recoton Plan immediately following the merger.

               3. Immediately following the merger, each Participant in the Recoton Plan as merged shall have an account balance equal to the account balances the Participant had in the AAMP Plan and the Recoton Plan immediately prior to the merger.

               4. Notwithstanding any other provision of the Recoton Plan to the contrary, in addition to such payment options as are available under the Recoton Plan, each Participant who was also a participant in the AAMP Plan shall be entitled to elect any payment options which were available under the AAMP Plan as in effect on the date of the merger.

               5. Defined terms used in this Appendix Article E shall have the same meaning as used in the Plan."

          SECOND: The provisions of this Amendment shall be effective as indicated in Appendix Article E as added to the Plan by this Amendment.

          THIRD: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect, without change or modification.

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized officer as of November 24, 1999.

                                            RECOTON CORPORATION


                                            By: /s/ JOSEPH H. MASSOT
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